UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 14, 2024

Farmer Bros. Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14501 N Fwy, Fort Worth, Texas	76177
(Address of Principal Executive Office)	(Zip Code)

(615) 549-6600

(Registrant’s Telephone Number, Including Area Code)

1912 Farmer Brothers Drive, Northlake, Texas 76262

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each Exchange on Which Registered
Common Stock, $1.00 par value	FARM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 14, 2024, Farmer Bros. Co. (the “Company”) entered into a letter agreement (including all exhibits related thereto, the “Agreement”) with 22NW, LP (collectively with 22NW Fund, LP, 22NW Fund GP, LLC, 22NW GP, Inc., Aron R. English and Bryson O. Hirai-Hadley, “22NW”).

Pursuant to the Agreement, the Company has agreed to appoint an individual as an observer (the “Observer”) to the Company’s Board of Directors (the “Board”), to serve as such effective August 19, 2024 and until the Termination Date (as defined below). The initial Observer shall be Mr. Hirai-Hadley. The Observer will not be a director of the Board or have the right to vote as a director on any matter presented to the Board or any Board committee.

Pursuant to the Agreement, 22NW has agreed to certain customary standstill provisions prohibiting it from, among other things, (i) beneficially owning more than 15% of the Company’s common stock, par value $1.00 per share (the “Common Stock”); (ii) soliciting proxies or seeking the election or removal of any directors, in each case other than in a manner consistent with the Board’s recommendation; and (iii) making any public proposal or request that would result in changing the Board, management, business strategy, policies or corporate governance of the Company. Additionally, 22NW will be subject to a confidentiality agreement pursuant to the Observer’s role as an observer.

During the term of the Agreement, 22NW has also agreed to vote all shares of Common Stock held by it at all meetings of the Company’s stockholders in accordance with the Board’s recommendations, except that 22NW may vote in its discretion on any extraordinary transactions and, other than with respect to director elections, removals or replacements, in accordance with the recommendations of Institutional Shareholder Services Inc. and Glass, Lewis & Co., LLC if both recommend differently from the Board. Until the Termination Date, the Company and 22NW have also agreed to certain mutual non-disparagement provisions.

The Agreement will terminate on the date that is the earlier of (i) August 5, 2025 and (ii) written agreement of the parties (the “Termination Date”).

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated August 14, 2024, by and among the Company, 22NW, LP, 22NW Fund, LP, 22NW Fund GP, LLC, 22NW GP, Inc., Aron R. English and Bryson O. Hirai-Hadley.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2024

FARMER BROS. CO.

By:	/s/ Jared Vitemb
Name:	Jared Vitemb
Title:	VP, General Counsel, Secretary and Chief Compliance Officer

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